AMENDMENT TO ASSUMPTION AND
                         INDEMNITY REINSURANCE AGREEMENT

     This Amendment to Assumption and Indemnity Reinsurance Agreement (this "Amendment") is made as of October 31, 2003, by and between Health Net Life Insurance Company, a California domiciled life and disability insurance company (the "Company"), and SafeHealth Life Insurance Company, a California domiciled life and disability insurance company ("Reinsurer").

     WHEREAS, the Company and Reinsurer entered into an Assumption and Indemnity Reinsurance Agreement dated as of April 7, 2003 (the "Reinsurance Agreement") pursuant to which the Company shall transfer to Reinsurer at the Effective Time assets equal to the value of certain of the Company's reserves as part of the consideration due thereunder;

     WHEREAS, as of the Effective Time the Company will have accurate data reflecting the balance of its reserves relating to the Dental Policies subject to the Reinsurance Agreement only as of September 30, 2003 and the parties desire to amend the Reinsurance Agreement to provide a mechanism to adjust, if necessary, the reserves transferred from the Company to the Reinsurer to reflect the value of the reserves relating to the Dental Policies subject to the Reinsurance Agreement as of the Effective Time; and

     WHEREAS, the parties desire to amend the Reinsurance Agreement to clarify the definition of "Dental Policies" therein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given such terms in the Reinsurance Agreement.

     2. Section 6.08 is added to Article VI of the Reinsurance Agreement to read in its entirety as follows:

     Section  6.08.     Final  Reserves.  The value of the assets transferred to
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Reinsurer  pursuant to Sections 5.03(i) and 5.04(i) (the "Transferred Reserves")
on the Effective Time shall be calculated based upon the financial accounting records of the Company as of September 30, 2003. Within one hundred and eighty
(180) days after the Effective Time, the Company shall calculate the reserves described in Sections 5.03(i) and 5.04(i) based upon the financial accounting records of the Company as of the Effective Time (the "Final Reserves"), and (i) if the value the Final Reserves exceeds the value of the Transferred Reserves, then the Company shall pay to Reinsurer in cash the difference between Transferred Reserves and the Final Reserves, and (ii) if the value of the Final Reserves is less than the value of the Transferred Reserves, then Reinsurer shall pay to the Company in cash the difference between the Transferred Reserves and the Final Reserves.

     3. The definition of "Dental Policies" in Article I of the Reinsurance Agreement is amended to read as follows:


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     "Dental  Policies"  means  all  policies or other agreements (including all
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supplements,  endorsements,  riders  and  ancillary  agreements  in  connection therewith) with individuals, employers or other group sponsors that obligate the Company to provide, arrange for the provision of, or indemnify for the cost of dental care services and dental supplies as specified therein, which policies or other agreements (i) are in effect as of the Effective Time or (ii) become effective after the Effective Time, including through (A) the reinstatement of lapsed policies pursuant to provisions therein or of applicable law, or (B) the issuance or renewal thereof by the Company after the Effective Time to honor quotes outstanding as of May 1, 2004, or to satisfy renewal rights of individuals, employers or other group sponsors under contractual provisions or applicable law, or (C) modifications agreed to by the Reinsurer on behalf of the Company pursuant to the authority granted to the Reinsurer under Section 7.01 of this Agreement, provided, however, Dental Policies shall not include (i) any
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policy  or other agreements (including all supplements, endorsements, riders and ancillary agreements in connection therewith) with individuals, employers or other group sponsors that obligate the Company to provide, arrange for the provision of, or indemnify for the cost of dental care services and dental supplies as a Medicare + Choice Preferred Provider Organization pursuant to Contract Number P01239 by and between the Company and the Centers for Medicare and Medicaid Services, and (ii) any policy or other contract form with individuals, employers or other group sponsors that obligates the Company to provide, arrange for the provision of, or indemnify for the cost of dental care services and dental supplies and medical services and medical supplies in a single policy or contract form issued by the Company.

     4. Except as expressly amended hereby, the Reinsurance Agreement shall remain in full force and effect. To the extent of any inconsistencies between the Reinsurance Agreement and this Amendment, the terms of this Amendment shall supersede the Reinsurance Agreement.

     5.     This  Amendment  may  be  executed  in  counterparts.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first written above.

     /s/ Douglas King                     /s/ Ronald I. Brendzel
     ---------------------------------    --------------------------------------
     Health Net Life Insurance Company    SafeHealth Life Insurance Company
     By:  Douglas King                    By:  Ronald I. Brendzel
     President                            Senior Vice President, General Counsel
                                          and Secretary


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